                                   EXHIBIT 21

                         Subsidiaries of the Registrant

As of March 1, 2002, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

--------------------------------------------------------------------------------------------------------------------
                                                      State or Country
                                                      of Incorporation        Name of Parent
           Name of Company                            or Organization
====================================================================================================================
1.     PerkinElmer, Inc.                               Massachusetts        N/A
2.     Applied Surface Technology, Inc.                California           PerkinElmer, Inc.
3.     CCS Packard, Inc.                               California           Packard BioScience Company
4.     PerkinElmer Detection Systems, Inc.             California           PerkinElmer, Inc.
5.     Amplitudes, Incorporated                        Connecticut          Packard BioScience Company
6.     Advanced Bioconcepts, Inc.                      Delaware             PerkinElmer Life Sciences, Inc.
7.     Carl Consumable Products, LLC                   Delaware             Packard Instrument Company, Inc. (51%)
8.     Genomic Solutions Inc.                          Delaware             PerkinElmer, Inc. (2%)
9.     Lumen Technologies, Inc.                        Delaware             PerkinElmer, Inc.
10.    NEN Life Sciences, Inc.                         Delaware             PerkinElmer, Inc.
11.    Packard BioChip Technologies, LLC               Delaware             PBCT Corporation
12.    Packard BioScience Company                      Delaware             PerkinElmer, Inc.
13.    Packard Holding, Inc.                           Delaware             Packard BioScience Company
14.    Packard Instrument Company, Inc.                Delaware             Packard BioScience Company
15.    PBCT Corporation                                Delaware             Packard BioScience Company
16.    PerkinElmer Detection Systems, Inc.             Delaware             PerkinElmer, Inc.
17.    PerkinElmer Instruments LLC                     Delaware             PerkinElmer, Inc.
18.    PerkinElmer Labworks, Inc.                      Delaware             PerkinElmer, Inc.
19.    PerkinElmer Life Sciences, Inc.                 Delaware             NEN Life Sciences, Inc.
20.    PerkinElmer Optoelectronics NC, Inc.            Delaware             Lumen Technologies, Inc.
21.    PerkinElmer Optoelectronics SC, Inc.            Delaware             Lumen Technologies, Inc.
22.    PerkinElmer Receivables Company                 Delaware             PerkinElmer, Inc.
23.    PKL LLC                                         Delaware             PerkinElmer Holdings, Inc. (49%)
24.    Receptor Biology, Inc.                          Delaware             PerkinElmer Life Sciences, Inc.
25.    PerkinElmer Holdings, Inc.                      Massachusetts        PerkinElmer, Inc.
26.    PerkinElmer Automotive Research, Inc.           Texas                PerkinElmer Holdings, Inc.
27.    Perkin-Elmer Argentina S.R.L                    Argentina            PerkinElmer Holdings, Inc.
28.    Packard BioScience Pty. Ltd.                    Australia            Packard BioScience Holding, B.V.
29.    Perkin Elmer Pty Ltd.                           Australia            PerkinElmer Holdings, Inc.
30.    Packard BioScience GesmbH                       Austria              Packard BioScience Holding, B.V.
31.    PerkinElmer Vertriebs GesmbH                    Austria              Wellesley BV
32.    Packard BioScience Benelux NV                   Belgium              Packard BioScience Company (50.4%)(1)
33.    PerkinElmer Belgium N.V.                        Belgium              PerkinElmer Life Sciences, Inc.
34.    PerkinElmer NV SA                               Belgium              PerkinElmer Life Sciences, Inc.
35.    NEN Life Science Products (Bermuda) Ltd.        Bermuda              PerkinElmer Life Sciences, Inc.
36.    PerkinElmer do Brasil Ltda.                     Brazil               PerkinElmer International CV (94.6%)(2)
37.    Advanced Bioconcept Company                     Canada               Advanced Bioconcepts, Inc.
38.    Bragg Photonics, Inc.                           Canada               PerkinElmer Canada Inc. (31%)
39.    BioSignal Packard, Inc.                         Canada               Packard BioScience Holding, B.V.
40.    Canberra-Packard Canada Ltd.                    Canada               Ontario Ltd. (962930) (60%)(3)
41.    Ontario Ltd. (962930)                           Canada               BioSignal Packard, Inc.
42.    Ontario Inc. (962931)                           Canada               BioSignal Packard, Inc.
43.    PerkinElmer Canada Inc.                         Canada               PerkinElmer, Inc.
44.    PerkinElmer Canada Investments Inc.             Canada               PerkinElmer International CV
45.    PerkinElmer Instruments International Ltd.      Cayman Islands       PerkinElmer International CV
46.    PerkinElmer Sciex Instruments                   Canada               PerkinElmer Canada, Inc. (50%)

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(1)  Packard BioScience Holding, B.V. owns 49.6%

(2)  PerkinElmer Holdings, Inc. owns 5%. PerkinElmer Life Sciences, Inc. owns
     .4%.

(3)  Ontario Inc. (962931) owns 40%.

                                   Exhibit 21

--------------------------------------------------------------------------------------------------------------------
                                                      State or Country
                                                      of Incorporation        Name of Parent
           Name of Company                            or Organization
====================================================================================================================
47.    PerkinElmer Optoelectronics Philippines, Inc.   Cayman Islands       PerkinElmer International CV
48.    PerkinElmer Chile Limitada                      Chile                PerkinElmer Holdings, Inc.(4)
49.    PerkinElmer Shenzhen Industrial Ltd.            China                PerkinElmer Optoelectronics GmbH
50.    Shanghai EG&G Reticon Optoelectronics Co. Ltd.  China                PerkinElmer, Inc. (50%)
51.    Perkin Elmer de Centro America S.A.             Costa Rica           PerkinElmer Holdings, Inc.
52.    Perkin-Elmer S.R.O.                             Czech Republic       Wellesley BV
53.    PerkinElmer A/S                                 Denmark              Wallac Oy
54.    PerkinElmer Egypt Ltd.                          Egypt                PerkinElmer International CV
55.    PerkinElmer Oy                                  Finland              Wellesley BV
56.    Wallac Finland Oy                               Finland              Wallac Oy
57.    Wallac Oy                                       Finland              PerkinElmer Oy
58.    Packard Instrument SA                           France               Packard BioScience Holding, B.V.(5)
59.    PerkinElmer Life Sciences (France) SA           France               PerkinElmer Life Sciences, Inc.
60.    PerkinElmer S.A.S.                              France               PerkinElmer Benelux BV
61.    NEN Life Science Products GmbH                  Germany              PerkinElmer Life Sciences, Inc.
62.    Packard BioScience GmbH                         Germany              Packard BioScience Holding, B.V.
63.    PerkinElmer GmbH & Co. KG                       Germany              PerkinElmer Instruments GmbH (58%)(6)
64.    PerkinElmer Holding GmbH                        Germany              PerkinElmer, Inc.
65.    PerkinElmer Instruments GmbH                    Germany              PerkinElmer Holdings, Inc.
66.    PerkinElmer Instruments
         International Ltd. & Co. KG                   Germany              PerkinElmer International CV(7)
67.    PerkinElmer Optoelectronics GmbH                Germany              PerkinElmer GmbH & Co KG
68.    Wallac Distribution GmbH                        Germany              PerkinElmer Instruments GmbH
69.    Packard Pacific Limited                         Hong Kong            Packard BioScience Company
70.    PerkinElmer Limited                             Hong Kong            PerkinElmer International CV(8)
71.    Perkin Elmer Hungaria Kft                       Hungary              Wellesley BV
72.    PT. Fluid Sciences Batam                        Indonesia            Fluid Sciences Singapore Pte. Ltd.
73.    PT. PerkinElmer Batam                           Indonesia            PerkinElmer Holdings, Inc.
74.    Packard BioScience s.r.l.                       Italy                Packard BioScience Holding, B.V.
75.    Perkin Elmer Italia SpA                         Italy                PerkinElmer Srl, Italy
76.    PerkinElmer Life Sciences Italy Srl             Italy                PerkinElmer Life Sciences, Inc.
77.    Perkin Elmer Srl                                Italy                Wellesley BV
78.    Packard Japan KK                                Japan                Packard BioScience Holding, B.V.
79.    Perkin-Elmer Japan Co., Ltd.                    Japan                PerkinElmer Holdings, Inc.
80.    PerkinElmer Life Sciences Japan KK              Japan                Wallac Oy
81.    Perkin Elmer Yuhan Hoesa                        Korea                Wellesley BV
82.    Perkin Elmer Sdn. Bhd.                          Malaysia             PerkinElmer International CV
83.    Perkin Elmer de Mexico, S.A.                    Mexico               PerkinElmer Holdings, Inc.(9)
84.    Packard BioScience BV                           Netherlands          Packard BioScience Holding, B.V.
85.    Packard BioScience Holding, B.V.                Netherlands          Packard BioScience Company
86.    PerkinElmer Benelux B.V.                        Netherlands          Wellesley BV
87.    PerkinElmer International  C.V.                 Netherlands          PerkinElmer Holdings, Inc. (99%)(10)
88.    PerkinElmer Life Sciences Netherlands BV        Netherlands          PerkinElmer Life Sciences, Inc.
89.    Wellesley B.V.                                  Netherlands          PerkinElmer International CV
90.    Wallac Norge AS                                 Norway               Wallac Oy
91.    EG&G Omni, Inc.                                 Philippines          PerkinElmer Holdings, Inc.
92.    PerkinElmer Instruments
         (Philippines) Corporation                     Philippines          PerkinElmer Holdings, Inc.
93.    Perkin Elmer Polska Sp zo.o.                    Poland               Wellesley BV
94.    PerkinElmer Portugal Lda.                       Portugal             Wellesley BV(1)1
95.    PerkinElmer Rus                                 Russia               PerkinElmer Oy
96.    Fluid Sciences Singapore Pte. Ltd.              Singapore            PerkinElmer Singapore Pte Ltd.
97.    PerkinElmer Singapore Pte Ltd.                  Singapore            PerkinElmer International CV
98.    PerkinElmer South Africa (PTY) Ltd.             South Africa         PerkinElmer International CV
99.    PerkinElmer Espana, S.L.                        Spain                Wellesley BV

--------

(4)  PerkinElmer Instruments LLC owns a de minimus share.

(5)  Packard Instrument Company, Inc. owns a de minimus share.

(6) PerkinElmer Holding GmbH owns 2.3%, PerkinElmer Automotive Research, Inc. owns 39.7%.

(7)  PerkinElmer Instruments International, Ltd. owns a de minimus share.

(8)  Wellesley BV owns a de minimus share.

(9)  PerkinElmer, Inc. owns a de minimus share.

(10) PerkinElmer, Inc. owns the remaining 1%.

(11) PerkinElmer International CV owns a de minimus share.

--------------------------------------------------------------------------------------------------------------------
                                                      State or Country
                                                      of Incorporation        Name of Parent
           Name of Company                            or Organization
====================================================================================================================

100.    PerkinElmer Life Sciences (Spain) SL            Spain                PerkinElmer Life Sciences Netherlands BV
101.   PerkinElmer Sverige AB                          Sweden               Wallac Oy
102.   Packard BioScience AG                           Switzerland          Packard BioScience Holding, B.V.
103.   PerkinElmer Life Sciences AG                    Switzerland          PerkinElmer Life Sciences, Inc.
104.   PerkinElmer (Switzerland) Ltd.                  Switzerland          Wellesley BV
105.   Wallac-ADL AG                                   Switzerland          Wallac Distribution GmbH
106.   PerkinElmer Taiwan Corporation                  Taiwan               PerkinElmer International CV
107.   Perkin-Elmer Limited                            Thailand             PerkinElmer International CV
108.   Life Science Resources Limited                  United Kingdom       PerkinElmer Holdings, Inc.
109.   Packard BioScience Holding, Ltd.                United Kingdom       Packard Holding, Inc.
110.   Packard BioScience, Ltd.                        United Kingdom       Packard BioScience Holding, Ltd.
111.   PerkinElmer Life Sciences - UK Ltd.             United Kingdom       PerkinElmer Life Sciences, Inc.
112.   PerkinElmer Ltd.                                United Kingdom       PerkinElmer (UK) Holdings Ltd.
113.   PerkinElmer Services Ltd.                       United Kingdom       PerkinElmer (UK) Holdings Ltd.
114.   PerkinElmer Q-Arc Ltd.                          United Kingdom       PerkinElmer (UK) Holdings Ltd.
115.   PerkinElmer (UK) Holdings Ltd.                  United Kingdom       Wellesley BV
116.   PerkinElmer (UK) Ltd.                           United Kingdom       PerkinElmer (UK) Holdings Ltd.
117.   Receptor Biology UK Ltd.                        United Kingdom       Receptor Biology, Inc.
118.   ILC Light Source Foreign Sales Corporation      U.S. Virgin Islands  PerkinElmer Optoelectronics NC, Inc.
119.   Optical Radiation Foreign Sales Corporation     U.S. Virgin Islands  PerkinElmer Optoelectronics SC, Inc.
120.   PerkinElmer Exporters Ltd.                      U.S. Virgin Islands  PerkinElmer Holdings, Inc.